                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                              (Amendment No. ___)


Filed by the Registrant   [ ]

Filed by a Party other than the Registrant   [ x ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule14a-
     6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-
     12

                      INTERNATIONAL CAPITAL FUNDING, INC.
                 ---------------------------------------------
               (Name of Registrant as Specified In Its Charter)

       Neuman & Drennen, LLC, 1507 Pine Street, Boulder, Colorado  80302
      ------------------------------------------------------------------
     (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:__
     2)   Aggregate number of securities to which transaction applies: ____
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          _______________
     4)   Proposed maximum aggregate value of transaction: __________
     5)   Total fee paid: ____________

[ ]  Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: ______________
     2)   Form, Schedule or Registration Statement No.: _______________
     3)   Filing Party: ________________
     4)   Date Filed: _________________

                      INTERNATIONAL CAPITAL FUNDING, INC.

                               1038 Homer Street
                 Vancouver, British Columbia, Canada  V6B 2W9


                                PROXY STATEMENT
                                      FOR
                       SPECIAL  MEETING OF SHAREHOLDERS


     This Proxy Statement is furnished to the Shareholders of International Capital Funding, Inc. (respectively, the "Shareholders" and the "Company" or "ICF") in connection with the solicitation by the Company of proxies to be used at the Special Meeting of Shareholders on October 19, 1999 (the "Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted FOR the adoption and approval of the Company's 1999 Equity Incentive Plan; and FOR the authorization of the Board of Directors to amend the Company's Articles of Incorporation to change the name of the Company to "XML - Global Technologies, Inc.;" and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

     ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE SPECIAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

     This Statement is being mailed on or about September 30, 1999, to Shareholders eligible to vote at the Meeting.

     The Company is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Shareholders and brokers by one or more of the Directors or by Officers or employees of the Company. The Company may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Company has not made any contracts or arrangements for such solicitations, hence it cannot identify any parties or estimate the cost of such solicitation.

     Only Shareholders of record as of the close of business on September 29, 1999 (the "Record Date"), will be entitled to vote at the Meeting. Representation of a majority of the Company's shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposals to be voted upon at the Meeting. As of the Record Date, the Company had outstanding 19,830,000 shares of common stock ("shares"), with each share being entitled to one vote. Unless otherwise stated, provided a quorum is present at the Meeting, each matter presented to the Shareholders to be voted upon will be approved if the votes in favor of such matter are greater than the votes against such matter (an "Affirmative Vote").

1.   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS.

     The following table sets forth, as of the date of this Proxy Statement, and as adjusted for the sale of Option Stock, the stock ownership of each person known by the Company to be the beneficial owner of five (5%) percent or more of the Company's common stock, each Executive Officer and each Director individually and all Directors and Officers of the Company as a group. Each person has sole voting and investment power with respect to the shares shown, except as noted.

                     Name of
Class          Beneficial Owner(1)      Number of Shares    Percent of Class
-----          -------------------      ----------------    ----------------

Common         Duane Nickull                2,000,000             10.1%
 Stock

   "           Peter Shandro(2)               735,000             3.7%

   "           Simon Anderson                 200,000             1.0%

   "           Matt MacKenzie               1,500,000             7.6%

   "           Jamie Hoglund                1,500,000             7.6%

   "           Matthew J. Kavanaugh         1,950,000             9.8%

   "           Michael Palethorpe           1,950,000             4.0%

   "           All Officers and Directors
               as a Group (6 persons)       6,735,000             34.0%

------------------

(1) The address of all persons listed is 1038 Homer Street, Vancouver, British Columbia, Canada V6B 2W9.

(2) Includes 350,000 shares of common stock owned of record by Judith Shandro, Mr. Shandro's wife. Also includes 285,000 shares of common stock owned of record by Wes-Sport Holdings, Ltd., of which Mr. Shandro is the controlling person.

2.   1999 EQUITY INCENTIVE PLAN

     The Company's 1999 Equity Incentive Plan (the "1999 Plan") was adopted by the Board of Directors on September 15, 1999.

     The essential features of the 1999 Plan, as amended, are outlined below:

     The 1999 Plan provides for the grant of (1) both incentive and nonstatutory stock options, (2) stock bonuses, (3) rights to purchase restricted stock and(4) stock appreciation rights (collectively, "Stock Awards"). Incentive stock options granted under the 1999 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 1999 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of Stock Awards.

     The 1999 Plan was adopted by the Board of Directors on September 15, 1999. The 1999 Plan provides a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     The 1999 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1999 Plan and, subject to the provisions of the 1999 Plan, to determine the persons to whom and the dates on which Stock Awards will be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock bonus, a right to purchase restricted stock, a stock appreciation right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical),including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an independent stock appreciation right; and the number of shares with respect to which a Stock Award shall be granted to each such person. The Board of Directors is authorized to delegate administration of the 1999 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 1999 Plan to the Compensation Committee of the Board. As used herein with respect to the 1999 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

     Incentive stock options and stock appreciation rights related to incentive stock options may be granted under the 1999 Plan only to selected employees(including officers and directors who are employees) of the Company and its affiliates. Selected employees, non-employee directors and consultants are eligible to receive Stock Awards other than incentive stock options and such stock appreciation rights under the 1999 Plan. Non-employee directors are eligible only for nonstatutory stock options. No incentive stock option may be granted under the 1999 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the incentive stock option exercise price is at least 110%of the fair market value of the stock subject to the incentive stock option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1999 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. Non-employee directors are eligible only for nonstatutory stock options. Each person who becomes a non-employee director will automatically be granted an option to purchase 50,000 shares of Common Stock on the date of his or her election to the Board. Such options will be fully vested when granted. On the date of each Special Meeting of the Stockholders of the Company, each non-employee director who has continuously served as a non-employee director since the last annual meeting will be granted an option to purchase 10,000 shares of Common Stock, and each other person who is then a non-employee director will be granted an option to purchase a prorated number of shares of Common Stock based on the number of days such person has continuously served as a non-employee director since the last annual meeting. These options will be fully vested when granted.

     The Company has reserved a total of 4,000,000 shares of Common Stock for issuance under the 1999 Plan. If any Stock Award granted under the 1999 Plan expires or otherwise terminates without being exercised, the Common Stock not purchased pursuant to such Stock Awards again becomes available for issuance under the 1999 Plan.

     The following is a description of the permissible terms of options under the 1999 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

     The exercise price of incentive stock options under the 1999 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases(see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1999 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." At May 31, 1999, the closing price of the Company's Common Stock as reported on the OTC Electronic Bulletin Board was $10.3125 per share. In the event of a decline in the value of the Company's Common Stock, The Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To date, the Board has not exercised such authority. To the extent required by Section 162(m), an option repriced under the 1999 Plan is deemed to be canceled and a new option granted. Both the options deemed to be canceled and the new options deemed to be granted will be counted against the1999 Plan share limitation. The exercise price of options granted under the 1999 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,(ii) pursuant to a deferred payment arrangement or
(c) in any other form of legal consideration acceptable to the Board.

Option Exercise

     Options granted under the 1999 Plan may become exercisable ("vest") in cumulative increments as determined by the Board. Shares covered by options granted in the future under the 1999 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1999 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

Term

     The maximum term of options under the 1999 Plan is 10 years. Options under the 1999 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time not exceeding twelve months following such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionee's death) within twelve months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

     The following is a description of the permissible terms of stock bonuses and restricted stock purchase agreements under the 1999 Plan. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement includes the substance of each of the following provisions as appropriate:

Purchase Price

     The purchase price under each restricted stock purchase agreement is such amount as the Board may determine and designate in such agreement, but in no event may the purchase price be less than eighty-five percent (85%) of the stock's fair market value on the date such award is made. Notwithstanding the foregoing, the Board may determine that eligible participants in the 1999 Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

Consideration

     The purchase price of stock acquired pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase;(ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii)in any other form of legal consideration that may be acceptable to the Board in its discretion. Notwithstanding the foregoing, the Board may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

Vesting

     Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

Termination of Employment or Relationship as a Director or Consultant

     In the event a participant's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise re-acquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

Stock Appreciation Rights

     The three types of Stock Appreciation Rights that are authorized for issuance under the 1999 Plan are as follows:

     TANDEM STOCK APPRECIATION RIGHTS. Tandem stock appreciation rights may be granted appurtenant to an option, and are generally subject to the same terms and conditions applicable to the particular option grant to which they pertain. Tandem stock appreciation rights require the holder to elect between the exercise of the underlying option for shares of stock and the surrender, in whole or in part, of such option for an appreciation distribution. The appreciation distribution payable on the exercised tandem right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the option surrender) in an amount up to the excess of (i)the fair market value (on the date of the option surrender) of the number of shares of stock covered by that portion of the surrendered option in which the optionee is vested over (ii) the aggregate exercise price payable for such vested shares.

     CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent stock appreciation rights may be granted appurtenant to an option and may apply to all or any portion of the shares of stock subject to the underlying option and are generally subject to the same terms and conditions applicable to the particular option grant to which they pertain. A concurrent right is exercised automatically at the same time the underlying option is exercised with respect to the particular shares of stock to which the concurrent right pertains. The appreciation distribution payable on an exercised concurrent right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the concurrent right) in an amount equal to such portion as shall be determined by the Board at the time of the grant of the excess of (i)the aggregate fair market value (on the date of the exercise of the concurrent right) of the vested shares of stock purchased under the underlying option which have concurrent rights appurtenant to them over (ii) the aggregate exercise price paid for such shares.

     INDEPENDENT STOCK APPRECIATION RIGHTS. Independent stock appreciation rights may be granted independently of any option and are generally subject to the same terms and conditions applicable to nonstatutory stock options. The appreciation distribution payable on an exercised independent right may not be greater than an amount equal to the excess of (i) the aggregate fair market value (on the date of the exercise of the independent right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such independent right, and with respect to which the holder is exercising the independent right on such date, over (ii) the aggregate fair market value (on the date of the grant of the independent right) of such number of shares of Company stock. The appreciation distribution payable on the exercised independent right is in cash or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the independent right.

     If there is any change in the stock subject to the 1999 Plan or subject to any Stock Award granted under the 1999 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1999 Plan and Stock Awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, and the class, number of shares and price per share of stock subject to such outstanding options.

     The 1999 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization (a"Change-in-Control"), to the extent permitted by law, any surviving corporation will be required to either assume Stock Awards outstanding under the 1999 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue Stock Awards outstanding under the 1999 Plan, or to substitute similar Stock Awards, then the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised during such time. Individual options may contain more liberal vesting acceleration provisions. The acceleration of a Stock Award in the event of a Change-in-Control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

     The Board may suspend or terminate the 1999 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1999 Plan will terminate on January 9, 2008. The Board may also amend the 1999 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the"Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 1999 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

     Under the 1999 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution unless otherwise specified in the option agreement, in which case the nonstatutory stock option may be transferred upon such terms and conditions as set forth in the option, including pursuant to a domestic relations order. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which The Board deems appropriate.

Federal Income Tax Considerations.

     INCENTIVE STOCK OPTIONS. Incentive stock options under the 1999 Plan are intended to be eligible for the favorable federal income tax treatment accorded"incentive stock options" under the Code. There generally are no federal income tax consequences to the optionee or the. Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any. If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods(a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the stock was held. Long-term capital gains currently are generally subject to lower tax rates than short-term capital gains (which are taxed at the ordinary income rate). The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the1999 Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     RESTRICTED STOCK AND STOCK BONUSES. Restricted stock and stock bonuses granted under the 1999 Plan generally have the following federal income tax consequences:

     Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m)of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on how long the stock was held from the date ordinary income is measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture.

     STOCK APPRECIATION RIGHTS. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

     POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the 1999 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights maybe granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (orexercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount(or formula used to calculate the amount) payable upon attainment of the performance goal).

     No options have been granted on the basis of the proposed share increase. Because grants to the Company's employees under the 1999 Plan are discretionary, benefits received by such individual optionees are not determinable. The Company's non-employee directors, however, are entitled to a non-discretionary grant of a specified number of options under the 1999 Plan each year. All or a portion of the future non-discretionary option grants to non-employee directors may be made from the addition to the 1999 Plan shares being submitted to for stockholder approval at the Special Meeting. In accordance with the 1999 Plan, on the date of each Special Meeting of the Stockholders of the Company each non-employee director will be granted an option to purchase 10,000 shares of Common Stock under the 1999 Plan.

3.   TRANSACTIONS WITH MANAGEMENT AND OTHERS.

Founders' Stock

     When the Company was initially formed and organized in 1991, it issued an aggregate of 500,000 shares of Common stock to its founding shareholders for a total of $1,500 in services which were valued at $1,500. The services consisted primarily of advice as to corporate structure.

     Effective August 3, 1999, the Company's Board of Directors approved and implemented a 10-for-1 forward split of all issued and outstanding shares of Common stock, resulting in the shares of Common stock issued to the founders being increased from 500,000 shares to 5,000,000 shares. The par value of the Company's Common stock was unaffected by the forward split.

Acquisition of XML Technologies, Inc.

     Effective August 27, 1999, the Company consummated the acquisition of 100% of the outstanding shares of Common stock of XML Technologies, Inc., a Nevada corporation ("XML"). In consideration of the shares of Common stock of XML, the Company issued to the shareholders of XML, pro rata, an aggregate of 12,500,000 shares of the Company's Common stock. As a result of the acquisition, XML became a wholly owned subsidiary of the Company. The transaction will be accounted for as a reverse merger by virtue of the fact that there occurred a change of control of the Company in connection with the transaction.

1999 Private Placement

     Concurrently with the consummation of the Company's acquisition of XML, the Company sold in a private offering an aggregate of 2,330,000 units, each unit consisting of one share of the Company's Common stock and one warrant. The private offering price was $1.00 per unit, resulting in the Company realizing gross proceeds of $2,330,000. The proceeds of the private offering will be used for working capital.

4.   NAME CHANGE.

     By virtue of the Company's acquisition of XML and its change in control resulting from that transaction, the Company's Board of Directors has determined that it is in its best interest to change its name to reflect its new business focus, which is the business focus of XML. In order to distinguish the Company as the parent corporation from XML as the subsidiary, the Company's Board of Directors has proposed that the Company change its name to "XML - Global Technologies, Inc."

Management's Recommendation

     Management believes that the foregoing proposal to authorize the Board of Directors to adopt a change of name to "XML - Global Technologies, Inc." is in the Company's best interest, and recommends that the Shareholders approve such proposal.

                                 OTHER MATTERS

     The Company's management is not aware of other matters which may come before the Meeting. The Directors' designees or other persons named in the accompanying form of proxy will vote said proxy in accordance with their judgment if any other matter does properly come before the Meeting. A majority of those votes present at the Meeting cast in favor of any such matter will result in the passage of such matter.

                                        INTERNATIONAL CAPITAL FUNDING, INC.



                                        By:  /s/ Simon Anderson
                                             --------------------------------
                                             Simon Anderson, Secretary